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                                                                    Exhibit 4.13

                             BEAZER HOMES USA, INC.

                    $350,000,000 8 3/8% Senior Notes due 2012


                               PURCHASE AGREEMENT


                                                                  April 11, 2002
                                                              New York, New York


UBS Warburg LLC
299 Park Avenue
New York, New York  10171

Banc One Capital Markets, Inc.
One Bank One Plaza
Mail Suite IL1-0701, 8th Floor
Chicago, Illinois  60670

Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York  10010

Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

BNP Paribas Securities Corp.
787 Seventh Avenue
New York, New York  10019

Comerica Securities, Inc.
211 W. Fort Street
MC 3089
Detroit, Michigan 48226

PNC Capital Markets, Inc.
One PNC Plaza
Pittsburgh, Pennsylvania 15222

SunTrust Capital Markets, Inc.
303 Peachtree Street
Atlanta, Georgia  30308

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First Union Securities, Inc.
301 South College Street
Charlotte, North Carolina  28288

Ladies and Gentlemen:

               Beazer Homes USA, Inc., a Delaware corporation (the "COMPANY"), and each of the Guarantors (as defined herein) agree with you as follows:

               1. ISSUANCE OF NOTES. The Company proposes to issue and sell to UBS Warburg LLC, Banc One Capital Markets, Inc., Credit Suisse First Boston Corporation, Salomon Smith Barney Inc., BNP Paribas Securities Corp., Comerica Securities, Inc., PNC Capital Markets, Inc., SunTrust Capital Markets, Inc. and First Union Securities, Inc. (the "INITIAL PURCHASERS") $350,000,000 aggregate principal amount of 8 3/8% Senior Notes due 2012 (the "ORIGINAL NOTES"). The Original Notes will be issued pursuant to an indenture (the "INDENTURE"), dated as of April 17, 2002, as supplemented, and the supplemental indenture (the "FIRST SUPPLEMENTAL INDENTURE") to be dated the Closing Date (as defined herein), by and among the Company, the Guarantors and U.S. Bank Trust National Association, as trustee (the "TRUSTEE"). The Company's obligations under the Original Notes, the Exchange Notes (as defined herein) and the Indenture will be unconditionally guaranteed (the "GUARANTEES") on an unsecured senior basis by each of the entities listed on SCHEDULE I hereto (collectively, the "GUARANTORS" and, collectively with the Company, the "ISSUERS"). All references herein to the Original Notes include the related Guarantees, unless the context otherwise requires. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Indenture or the Offering Memorandum (as defined herein).

               The Original Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended and the rules and regulations thereunder (collectively, the "ACT"). The Issuers have prepared a preliminary offering memorandum, dated April 4, 2002 (the "PRELIMINARY OFFERING MEMORANDUM"), and a final offering memorandum dated and available for distribution on the date hereof (the "OFFERING MEMORANDUM") relating to the Company, the Guarantors and the Original Notes.

               The Initial Purchasers have advised the Company that the Initial Purchasers intend, as soon as they deem practicable after this Purchase Agreement (this "AGREEMENT") has been executed and delivered, to resell the Original Notes purchased by the Initial Purchasers under this Agreement in private sales exempt from registration under the Act on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" ("QIBS"), as defined in Rule 144A under the Act, as such rule may be amended from time to time ("RULE 144A"), in transactions complying with Rule 144A and
(ii) other eligible purchasers (other than U.S. persons) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Act, as such regulation may be amended from time to time ("REGULATION S") (such offers and sales, the "EXEMPT RESALES"). The persons specified in clauses (i) and (ii) are sometimes collectively referred to herein as the "ELIGIBLE PURCHASERS." As used herein the terms "United States" and "U.S. persons" shall have the respective meanings given them in Regulation S.

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               Upon issuance of the Original Notes and until such time as the same is no longer required under the applicable requirements of the Act, the Original Notes shall bear the legend relating thereto set forth under "Notice to Investors" in the Offering Memorandum.

               Holders (including subsequent transferees) of the Original Notes will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT") to be dated the Closing Date. Pursuant to the Registration Rights Agreement, the Issuers will agree to (i) file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth in the Registration Rights Agreement, (a) a registration statement under the Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to a new issue of debt securities (collectively with the Private Exchange Securities (as defined in the Registration Rights Agreement), the "EXCHANGE NOTES" and, together with the Original Notes, the "NOTES," which term includes the guarantees related thereto) to be offered in exchange for the Original Notes (the "EXCHANGE OFFER") and issued under the Indenture or an indenture substantially identical to the Indenture and/or (b) under certain circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Original Notes, and (ii) use their reasonable best efforts to cause such Registration Statements to be declared effective. This Agreement, the Notes, the Guarantees, the Indenture, the First Supplemental Indenture and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "NOTE DOCUMENTS."

               The Notes are being offered and sold by the Company in part to finance the transactions contemplated by that certain Agreement and Plan of Merger dated as of January 29, 2002 by and among the Company, Beazer Homes Investment Corp. ("MERGER SUB") and Crossmann Communities, Inc. ("CROSSMANN"), and related exhibits and schedules (collectively, the "MERGER AGREEMENT"), pursuant to which Crossmann will, upon the terms and subject to the conditions set forth therein, be merged with and into Merger Sub (the "MERGER"). In connection with the Merger, certain stockholders of Crossmann entered into a affiliates agreement (the "AFFILIATES AGREEMENT") dated as of January 29, 2002 and agreed to enter into a stockholders agreement on or prior to the effective time of the Merger (collectively with the Voting Agreement and the Merger Agreement, the "MERGER DOCUMENTS").

               The Note Documents and the Merger Documents are collectively referred to herein as the "OPERATIVE DOCUMENTS."

               2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations, warranties and covenants of the Initial Purchasers contained in this Agreement, the Issuers agree to issue and sell to the Initial Purchasers, and, on the basis of the representations, warranties and covenants of the Issuers contained in this Agreement and subject to the terms and conditions contained in this Agreement, the Initial Purchasers severally agree to purchase from the Issuers, the entire aggregate principal amount of the Original Notes set forth opposite their respective names in SCHEDULE III hereto. The purchase price for the Original Notes shall be 98% of their principal amount.

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               3.  DELIVERY AND PAYMENT. Delivery of, and payment of the
purchase price for, the Original Notes shall be made at 10:00 a.m., New York City time, on April 17, 2002 (such date and time, the "CLOSING DATE") at the offices of Cahill Gordon & Reindel at 80 Pine Street, New York, New York 10005. The Closing Date and the location of delivery of and the form of payment for the Original Notes may be varied by mutual agreement between the Initial Purchasers and the Company.

               One or more of the Original Notes in global form registered in such names as the Initial Purchasers may request upon at least one business day's notice prior to the Closing Date and having an aggregate principal amount corresponding to the aggregate principal amount of the Original Notes shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct), against payment by the Initial Purchasers of the purchase price therefor by means of transfer of immediately available funds to such account or accounts specified by the Company in accordance with its obligations under
Section 4(g) hereof on or prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date.

               4. AGREEMENTS OF THE ISSUERS. The Issuers, jointly and severally, covenant and agree with each Initial Purchaser as follows:

               (a) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers, without charge, with as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. The Issuers consent to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant to this Agreement, by the Initial Purchasers in connection with Exempt Resales.

               (b) Not to amend or supplement the Offering Memorandum prior to the Closing Date unless the Initial Purchasers shall previously have been advised of such proposed amendment or supplement at least two business days prior to the proposed use, and shall not have objected to such amendment or supplement.

               (c) If, prior to the time that the Initial Purchasers have completed their distribution of the Original Notes, any event shall occur that, in the judgment of the Issuers or in the judgment of counsel to the Initial Purchasers, makes any statement of a material fact in the Offering Memorandum, as then amended or supplemented, untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements in the Offering Memorandum, as then amended or supplemented, in the light of the circumstances under which they are made, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with all applicable laws, the Issuers shall promptly notify the Initial Purchasers of such event and (subject to Section 4(b)) prepare an appropriate amendment or supplement to the Offering Memorandum so that (i) the statements in the Offering Memorandum, as amended or supplemented, will, in the light of the circumstances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not be misleading and (ii) the Offering Memorandum will comply with applicable law.

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               (d) To cooperate with the Initial Purchasers and counsel to the
     Initial Purchasers in connection with the qualification or registration of the Original Notes under the securities laws of such jurisdictions as the Initial Purchasers may request and to continue such qualification in effect so long as required for the Exempt Resales. Notwithstanding the foregoing, no Issuer shall be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any such jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

               (e) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, to confirm such advice in writing, of the issuance by any securities commission of any stop order suspending the qualification or exemption from qualification of any of the Original Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any securities commission or other regulatory authority. The Issuers shall use their reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Original Notes under any securities laws, and if at any time any securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Original Notes under any securities laws, the Issuers shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

               (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated other than by reason of a default by the Initial Purchasers, to pay all costs, expenses, fees and disbursements reasonably incurred and stamp, documentary or similar taxes incident to and in connection with: (i) the preparation, printing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto, (ii) all expenses (including travel expenses) of the Issuers and the Initial Purchasers in connection with any meetings with prospective investors in the Original Notes, (iii) the preparation, notarization (if necessary) and delivery of the Note Documents and all other agreements, memoranda, correspondence and documents prepared and delivered in connection with this Agreement and with the Exempt Resales, (iv) the issuance, transfer and delivery by the Company and the Guarantors of the Original Notes and the Guarantees, respectively, to the Initial Purchasers, (v) the qualification or registration of the Notes for offer and sale under the securities laws of the several states of the United States or provinces of Canada (including, without limitation, the cost of printing and mailing preliminary and final "Blue Sky" or legal investment memoranda and fees and disbursements of counsel (including local counsel) to the Initial Purchasers relating thereto), (vi) the furnishing of such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with Exempt Resales, (vii) the preparation of certificates for the Notes, (viii) the application for quotation of the Notes in The Portal Market ("PORTAL") of the National Association of Securities Dealers, Inc. ("NASD"), including, but not limited to, all listing fees and expenses, (ix) the approval of the Notes by The Depository Trust Company ("DTC") for "book-entry" transfer, (x) the rating of the Notes by rating agencies, (xi) the fees and expenses of the Trustee and its

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     counsel and (xii) the performance by the Issuers of their other obligations under the Note Documents.

               (g) To use the proceeds from the sale of the Original Notes in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

               (h) To do and perform all things required to be done and performed under this Agreement by them prior to or after the Closing Date and to satisfy all conditions precedent on their part to the delivery of the Original Notes.

               (i) Not to, and not to permit any of their subsidiaries to, sell, offer for sale or solicit offers to buy any security (as defined in the Act) that would be integrated with the sale of the Original Notes in a manner that would require the registration under the Act of the sale of the Original Notes to the Initial Purchasers or the initial resale of the Original Notes by the Initial Purchasers to any Eligible Purchasers.

               (j) Not to, and to use their reasonable best efforts to cause their affiliates (as defined in Rule 144 under the Act) not to, resell any of the Original Notes that have been reacquired by any of them.

               (k) Not to engage, not to allow any of their subsidiaries to engage, and to use their reasonable best efforts to cause their other affiliates and any person acting on their behalf (other than, in any case, the Initial Purchasers and any of their affiliates, as to whom the Issuers make no covenant) not to engage, in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with any offer or sale of the Original Notes in the United States prior to the effectiveness of a registration statement with respect to the Notes.

               (l) Not to engage, not to allow any of their subsidiaries to engage, and to use their reasonable best efforts to cause their other affiliates and any person acting on their behalf (other than, in any case, the Initial Purchasers and any of their affiliates, as to whom the Issuers make no covenant) not to engage, in any directed selling effort with respect to the Original Notes, and to comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

               (m) From and after the Closing Date, for so long as any of the Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), to make available upon request the information required by Rule 144A(d)(4) under the Act to (i) any holder or beneficial owner of Notes in connection with any sale of such Notes and
     (ii) any prospective purchaser of such Notes from any such holder or beneficial owner designated by the holder or beneficial owner. The Issuers will pay the expenses of printing and distributing such documents.

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                                       -7-

               (n) To comply with all of their agreements set forth in the Registration Rights Agreement.

               (o) To comply with all of their obligations set forth in the representations letter of the Issuers to DTC relating to the approval of the Notes by DTC for "book-entry" transfer and to use their reasonable best efforts to obtain approval of the Notes by DTC for "book-entry" transfer.

               (p) To use their reasonable best efforts to effect the inclusion of the Original Notes in Portal.

               (q) Prior to the Closing Date, to furnish without charge to the Initial Purchasers, (i) as soon as they have been prepared, a copy of any regularly prepared internal financial statements of the Company and its subsidiaries for any period subsequent to the period covered by the financial statements appearing in the Offering Memorandum, (ii) all other reports and other communications (financial or otherwise) that any of the Issuers mail or otherwise make available to their security holders and
     (iii) such other information as the Initial Purchasers shall reasonably request.

               (r) Not to distribute prior to the Closing Date any offering material in connection with the offer and sale of the Original Notes other than the Preliminary Offering Memorandum and the Offering Memorandum.

               (s) During the period of two years after the Closing Date or, if earlier, until such time as the Original Notes are no longer restricted securities (as defined in Rule 144 under the Act), not to be or become a closed-end investment company required to be registered, but not registered, under the Investment Company Act of 1940.

               (t) In connection with the offering, until the Initial Purchasers shall have notified the Company of the completion of the resale of the Notes, not to, and not to permit any of their affiliated purchasers (as such term is defined in Regulation M under the Exchange Act) to, either alone or with one or more other persons, bid for or purchase for any account in which they or any of their affiliated purchasers has a beneficial interest any Notes in violation of Regulation M; and none of the Issuers or any of their affiliated purchasers will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Notes.

               (u) During the period beginning on the date hereof and continuing until the date six months after the Closing Date, the Issuers and their affiliates shall not offer, sell, contract to sell or otherwise dispose of, except pursuant to this Agreement, any Original Notes or any securities of any of the Issuers that are substantially similar to such notes, without the prior written consent of the Initial Purchasers.

               5. REPRESENTATIONS AND WARRANTIES. (a) The Issuers, jointly and severally, represent and warrant to the Initial Purchasers that:

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               (i) Each of the Preliminary Offering Memorandum and the Offering
     Memorandum has been prepared in connection with the Exempt Resales. None of the Preliminary Offering Memorandum, the Offering Memorandum or any supplement or amendment thereto contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Issuers make no representation or warranty with respect to information relating to the Initial Purchasers contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum or any supplement or amendment thereto, in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for inclusion in the Preliminary Offering Memorandum, the Offering Memorandum, or any supplement or amendment thereto. No order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued or, to the knowledge of any Issuer, has been threatened.

               (ii) The Company has prepared and filed with the Commission in accordance with the Exchange Act, a joint proxy statement/prospectus and form of proxy relating to a special meeting of the Company's stockholders (the "STOCKHOLDERS MEETING") at which the Company's stockholders will be asked to adopt a proposal to issue common stock of the Company, pursuant to the Merger Agreement. As used in this Agreement, the term joint proxy statement/prospectus (the "PROXY STATEMENT") means the definitive proxy statement and form of proxy, including any annexes, financial statements and schedules, and any amendments or supplements thereto in the form filed with the Commission pursuant to Rule 14a-6(j) under the Exchange Act.

               (iii) The Proxy Statement complied and will comply, on the date that the Proxy Statement was mailed to the Company's stockholders and on the date of the Stockholders Meeting, in all material respects with the applicable provisions of the Exchange Act, and the Proxy Statement at such times and on the Closing Date did not and will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The registration statement of which the Proxy Statement is a part (the "PROXY REGISTRATION STATEMENT") complied and will comply, on the date of effectiveness thereof and on the Closing Date, in all material respects with the applicable provisions of the Act, and the Proxy Registration Statement at such times did not and will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

               (iv) There are no securities of any of the Issuers that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated interdealer quotation system of the same class as the Notes within the meaning of Rule 144A.

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               (v) As of December 31, 2001, the Company had the authorized issued and outstanding capital stock as set forth under the heading "Actual" in the section of the Preliminary Offering Memorandum and the Offering Memorandum entitled "Capitalization" in the common and preferred stock line items, respectively. As of the Closing Date, the Company shall have the authorized issued and outstanding capital stock as set forth under the heading "As Adjusted" in the section of the Preliminary Offering Memorandum and the Offering Memorandum entitled "Capitalization", subject to subsequent issuances of common stock of the Company under employee stock option plans and the issuance of common stock by the Company pursuant to the Merger as described in the Offering Memorandum. All of the issued and outstanding shares of capital stock or other equity interests of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar right. Except as set forth in the Offering Memorandum, there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any shares of capital stock of the Company or any of the Subsidiaries. No holder of any securities of the Company or any Subsidiary is entitled to have such securities (other than the Notes) registered under any registration statement contemplated by the Registration Rights Agreement.

               (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the law of the State of Delaware with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Preliminary Offering Memorandum and the Offering Memorandum, to execute and deliver this Agreement and to issue, sell and deliver the Notes as herein contemplated.

               (vii) All of the issued and outstanding shares of the capital stock of each of the Company's corporate subsidiaries (the "CORPORATE SUBSIDIARIES") have been duly authorized and validly issued and are fully paid and nonassessable and the partnership interests which the Company owns in Beazer Homes Texas, L.P. (the "PARTNERSHIP SUBSIDIARY" and, together with the Corporate Subsidiaries, the "SUBSIDIARIES") have been duly authorized and validly issued and are fully paid and nonassessable, and both the capital stock of the Corporate Subsidiaries and the partnership interests in the Partnership Subsidiary are owned by the Company free and clear of any pledge, lien, encumbrance, security interest, preemptive right or other claim. Except as described in the Preliminary Offering Memorandum and the Offering Memorandum, there are no outstanding rights, subscriptions, warrants, calls, options or other agreements of any kind with respect to the capital stock or the partnership interests of the Company or the Subsidiaries. Attached as SCHEDULE II is a true and complete list of each entity (other than the Company) in which the Company has a direct or indirect majority equity or voting interest, their jurisdictions of incorporation or formation, their stockholders and percentage equity ownership by the Company.

               (viii) Each of the Corporate Subsidiaries has been duly incorporated, and the Partnership Subsidiary has been duly formed, and is validly existing as a corporation, in the case of the Corporate Subsidiaries, or as a limited partnership, in the case of the Partnership Subsidiary, in good standing under the laws of its respective jurisdiction of incorporation or formation with full corporate or partnership power, as the case may be, and authority to own its respective

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                                      -10-

     properties and conduct its respective business as described in the Preliminary Offering Memorandum and the Offering Memorandum and to execute and deliver the Indenture and the Guarantees to the extent each such entity is a party thereto.

               (ix) Each of the Issuers has all requisite corporate and partnership power, as the case may be, and authority to execute, deliver and perform all of its obligations under the Operative Documents to which it is a party and to consummate the transactions contemplated by the Operative Documents to be consummated on its part and, without limitation, the Company has all requisite corporate power and authority to issue, sell and deliver the Notes and each Guarantor has all requisite corporate and partnership power, as the case may be, and authority to execute, deliver and perform all its obligations under its Guarantee. Each of the Issuers has duly authorized the execution, delivery and performance of each of the Operative Documents to which it is a party. Each of the Operative Documents conforms, or when executed and delivered will conform, in all material respects to the descriptions thereof in the Offering Memorandum.

               (x) The Company and each of the Subsidiaries are duly qualified or licensed by and are in good standing in each jurisdiction in which the nature of their respective businesses or their respective ownership or leasing of their respective properties requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect (as defined herein). The Company has no subsidiaries (as defined in the Exchange Act) other than the Guarantors and such other subsidiaries ("DE-MINIMIS SUBSIDIARIES") as would not require the Company to include separate financial statements, or a consolidating footnote to its financial statements, for such subsidiaries in the Preliminary Offering Memorandum and Offering Memorandum in accordance with the Act and the policies of the Commission. The Company owns 100% of the outstanding capital stock or partnership interests, as applicable, of each of the Subsidiaries. Other than the Corporate Subsidiaries, the Partnership Subsidiary and the De-Mimimis Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. A "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, condition (financial or other), results of operations, performance, properties or prospects of the Company and the Subsidiaries, taken as a whole.

               (xi) This Agreement has been duly and validly executed and delivered by each Issuer.

               (xii) The Indenture and the First Supplemental Indenture, when duly executed and delivered by each Issuer (assuming the due authorization, execution and delivery thereof by the Trustee), will be legally binding and valid obligations of each Issuer, enforceable against each of them in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought (collectively, the "ENFORCEABILITY EXCEPTIONS").

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               (xiii) The Original Notes, when issued, authenticated and
     delivered by the Company against payment by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, will be legally binding and valid obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement may be limited by the Enforceability Exceptions.

               (xiv) The Exchange Notes, when issued, authenticated and delivered by the Company in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, will be legally binding and valid obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that enforceability may be limited by the Enforceability Exceptions.

               (xv) The Guarantees, when the Original Notes are issued, authenticated and delivered by the Company against payment by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, will be legally binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by the Enforceability Exceptions.

               (xvi) The guarantees to be endorsed on the Exchange Notes, when the Exchange Notes are issued, authenticated and delivered in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, will be legally binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by the Enforceability Exceptions.

               (xvii) The Registration Rights Agreement, when duly executed and delivered by each of the Issuers (assuming the due authorization, execution and delivery thereof by each Initial Purchaser), will constitute a legally binding and valid obligation of each of the Issuers, enforceable against them in accordance with its terms, except that (a) enforceability may be limited by the Enforceability Exceptions and (b) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

               (xviii) The Merger Agreement has been duly executed and delivered by the parties thereto and is a legally binding and valid obligation of each such party, enforceable against it in accordance with its terms, except that enforceability thereof may be limited by the Enforceability Exceptions.

               (xix) The Company has delivered to the Initial Purchasers a true and correct copy of each of the Operative Documents, together with all related agreements and all schedules and exhibits thereto, and there shall have been no material amendments, alterations, modifications or waivers of any of the provisions of any such documents since their respective dates of execution, other than any such amendments, alterations, modifications and waivers as to which the Initial Purchasers have been advised in writing and which would be required to be disclosed in the Offering Memorandum; and there exists no event or condition which would constitute a default or an event of default under any of the Operative Documents. Each of the representations and warranties set forth in the each of the Operative Documents (other than this Agreement) are true and correct in all material respects.

               (xx) All taxes, fees and other governmental charges that are due and payable on or prior to the Closing Date in connection with the execution, delivery and performance of the Note Documents and the execution, delivery and sale of the Original Notes shall have been paid by or on behalf of the Company at or prior to the Closing Date.

               (xxi) None of the Company or any Subsidiary is (A) in violation of its charter, bylaws, limited liability company agreement, limited partnership agreement, operating agreement or other constitutive documents,
     (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, "AGREEMENTS AND INSTRUMENTS"), or (C) in violation of any law, statute, rule or regulation applicable to the Company or any Subsidiary or their respective assets or Properties or (D) in violation of any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Company or any Subsidiary or their respective assets or properties or other governmental or regulatory authority, agency or other body, which in the case of clauses (B), (C) and (D) herein, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default by the Company or any Subsidiary under any such document or instrument or result in the imposition of any penalty or the acceleration of any indebtedness, other than penalties, defaults or conditions that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

               (xxii) The execution, delivery and performance by each of the Issuers of the Operative Documents to which it is a party, including the consummation of the offer and sale of the Original Notes, does not and will not violate, conflict with or constitute a breach of any of the terms or provisions of or a default (or an event that with notice or the lapse of time, or both, would constitute a default) under, or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary (other than as created pursuant to the Credit Agreement) pursuant to, (A) the charter, bylaws, limited liability company agreement, limited partnership agreement, operating agreement or other constitutive documents of the Company or any Subsidiary, (B) any of the Note Documents or any Agreements and Instruments, (C) any law, statute, rule or regulation applicable to the Company or any Subsidiary or their respective assets or properties or (D) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Company or any Subsidiary or their respective assets or properties. Assuming the accuracy of the representations and warranties of each of the Initial Purchasers in Section 5(b) of this Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency, domestic or foreign, is required to be obtained or made by the Company or any Subsidiary for the execution, delivery and performance by the Company and the Subsidiaries of the Operative Documents to which they are party including the consummation of any of the transactions contemplated thereby, except (x) such as have been or will be obtained or made on or prior to the Closing Date, (y) registration of the Exchange Offer or resale of the Notes under the Act pursuant to the Registration Rights Agreement and (z) qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), in connection with the issuance of the Exchange Notes. No consents or waivers from any other person or entity are required for the execution, delivery and performance of this Agreement or any of the other Operative Documents (except, with respect to the Operative Documents, such as may be required under the securities or Blue Sky laws of the various states) by the Issuers or the consummation by the Issuers of any of the transactions contemplated thereby, other than such consents and waivers as have been obtained or will be obtained prior to the Closing Date and will be in full force and effect.

               (xxiii) Except as set forth in the Offering Memorandum, there is
     (A) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Issuers, threatened or contemplated, to which the Company or any Subsidiary is or may be a party or to which the business, assets or property of such person is or may be subject, (B) no statute, rule, regulation or order that has been enacted, adopted or issued or, to the knowledge of the Issuers, that has been proposed by any governmental body or agency, domestic or foreign, (C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any Subsidiary is or may be subject that (x) in the case of clause (A) above, if determined adversely to the Company or any Subsidiary, could, individually or in the aggregate, reasonably be expected, (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Notes in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents and (y) in the case of clauses (B) and (C) above, could, individually or in the aggregate, reasonably be expected, (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Notes or the Guarantees in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents. Every request of any securities authority or agency of any jurisdiction for additional information with respect to the Notes that has been received by the Company or any Subsidiary or their counsel prior to the date hereof has been, or will prior to the Closing Date be, complied with in all material respects.

               (xxiv) Except as could not reasonably be expected to have a Material Adverse Effect, no labor problem or dispute with the employees of the Company or the Subsidiaries exists or, to the knowledge of the Issuers, is threatened or imminent.

               (xxv) The business, operations and facilities of the Company and each of the Subsidiaries have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment, or reclamation (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, materials or wastes, whether solid, gaseous or liquid in nature) or otherwise relating to remediating real property of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction, and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except any violation thereof which would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice from a governmental instrumentality or any third party alleging any violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).

               (xxvi) There is no claim pending or, to the best knowledge of the Company, threatened or contemplated under any federal, state, local or foreign law, rule or regulation governing pollution or protection of the environment (the "ENVIRONMENTAL LAWS") against the Company or any of the Subsidiaries which, if adversely determined, would have a Material Adverse Effect; there are no past or present actions or conditions including, without limitation, the release of any hazardous substance or waste regulated under any Environmental Law that are likely to form the basis of any such claim against the Company or any of the Subsidiaries which, if adversely determined, would have a Material Adverse Effect. The Company and each Subsidiary maintain a system of internal environmental management controls sufficient to provide reasonable assurance of compliance in all material respects of their business facilities, real property and operations with requirements of applicable Environmental Laws.

               (xxvii) Each of the Company and the Subsidiaries has all necessary permits, licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, material to the conduct of its respective business. Neither the Company nor any of the Subsidiaries is in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order judgment applicable to the Company or any of the Subsidiaries the effect of which could have a Material Adverse Effect.

               (xxviii) All legal or governmental proceedings, contracts or documents of a character required to be described in the Preliminary Offering Memorandum and the Offering Memorandum have been so described as required.

               (xxix) The Company and the Subsidiaries have good title to all properties and assets owned by them and have good leasehold interest in each property and asset leased by them, in each case free and clear of all pledges, liens, encumbrances, security interests, charges, mortgages and defects, except such as would not have a Material Adverse Effect or do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such properties by the Company and the Subsidiaries.

               (xxx) The Company and each Subsidiary have, own, possess or have the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the "INTELLECTUAL PROPERTY") necessary to conduct the businesses operated by them as described in the Offering Memorandum, except where the failure to own, possess or have the right to employ such Intellectual Property could not reasonably be expected to have a Material Adverse Effect. Neither of the Company nor any Subsidiary has received any notice of infringement of or conflict with (and neither knows of any such infringement or a conflict with) asserted rights of others with respect to any of the foregoing that, if such assertion of infringement or conflict were sustained, could reasonably be expected to have a Material Adverse Effect. The use of the Intellectual Property in connection with the business and operations of the Company and the Subsidiaries does not infringe on the rights of any person, except for such infringement as could not reasonably be expected to have a Material Adverse Effect.

               (xxxi) The Company and each of the Subsidiaries have filed all federal or state income and franchise tax returns required to be filed and have paid all taxes shown thereon as due, and there is no material tax deficiency which has been or is reasonably likely to be asserted against the Company or any of the Subsidiaries; all material tax liabilities of the Company and the Subsidiaries are adequately provided for on the books of the Company and the Subsidiaries.

               (xxxii) The Company, either directly or through one or more Subsidiaries, has in effect, with financially sound insurers, insurance with respect to its business and properties and the business and properties of the Subsidiaries against loss or damage of the kind customarily insured against by corporations engaged in the same or similar businesses and similarly situated, of such type and in such amounts as are customarily carried under similar circumstances by such other corporations.

               (xxxiii) The execution and delivery of this Agreement, the other Operative Documents and the sale of the Original Notes, the Exchange Notes and Guarantees to be purchased by the Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406(a) of Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975(c)(1)(A)-(D) of the Code. The representation made by the Company and each of the Guarantors in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the caption "Transfer Restrictions."

               (xxxiv) No registration under the Act of the Notes is required for the sale of the Notes to the Initial Purchasers as contemplated by this Agreement or for the Exempt Resales, assuming in each case that (A) the purchasers who buy the Notes in the Exempt Resales are Eligible Purchasers and (B) the accuracy of and compliance with the Initial Purchasers' representations, warranties and covenants contained in Section 5(b)(i) of this Agreement. No form of general solicitation or general advertising (as those terms are used in Regulation D under the

     Act) was used by the Company, any of the Guarantors or any of their representatives (other than in the case of the Initial Purchasers and any of their affiliates, as to whom the Issuers make no representations) in connection with the offer and sale of any of the Notes or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in an newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

               (xxxv) Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" incorporated in the United States within the meaning of the Investment Company Act of 1940, as amended.

               (xxxvi) Each of the Company and its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for its assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (xxxvii) None of the Company or any of its affiliates (as defined in Rule 501(b) of Regulation D under the Act) has (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Original Notes or (B) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Original Notes in a manner that would require registration of the Original Notes under the Act or paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of any Issuer in a manner that would require registration of the Original Notes under the Act.

               (xxxviii) None of the Company or any of its affiliates (as defined in Regulation D under the Act) has, directly or through any agent (other than the Initial Purchasers or any of their affiliates, as to which no representation is made), sold, offered for sale, contracted to sell, pledged, solicited offers to buy or otherwise disposed of or negotiated in respect of, any security (as defined in the Act) that is currently or will be integrated with the sale of the Original Notes in a manner that would require the registration of the Original Notes under the Act.

               (xxxix) None of the Issuers or any of their affiliates, or any person acting on its or their behalf (other than the Initial Purchasers or any of their affiliates, as to whom the Issuers make no representation), is engaged in any directed selling effort with respect to the Original Notes, and each of them has complied with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meaning given to them by Regulation S.

               (xl) No form of general solicitation or general advertising (prohibited by the Act in connection with offers or sales such as the Exempt Resales) was used by the Company or any of its representatives (other than the Initial Purchasers or any of their affiliates, as to whom the Issuers make no representation) in connection with the offer and sale of any of the Original Notes or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or displayed on any computer terminal, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. None of the Company or any of its affiliates has entered into, and none of the Company or any of its affiliates will enter into, any contractual arrangement with respect to the distribution of the Original Notes except for this Agreement.

               (xli) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

               (xlii) As of December 31, 2001, none of the Company or any Subsidiary had any material liabilities or obligations, direct or contingent, that were not set forth in the consolidated balance sheet as of such date or in the notes thereto set forth in the Offering Memorandum. Since December 31, 2001, except as set forth or contemplated in the Offering Memorandum, (a) none of the Company or any Subsidiary has (1) incurred any liabilities or obligations, direct or contingent, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (b) there has not been any material adverse change, event or development in respect of the business, properties, prospects, results of operations or condition (financial or other) of the Company and the Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock and (d) there has not been any change in the long-term debt of the Company or any of the Subsidiaries.

               (xliii) Neither the Company nor any Subsidiary (nor any agent thereof acting on their behalf) has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulations T, U or X of the Board of Governors of the Federal Reserve System, as in effect, or as the same may hereafter be in effect, on the Closing Date.

               (xliv) Deloitte & Touche LLP is an independent accountant within the meaning of the Act. The historical financial statements and the notes thereto included in the Offering Memorandum present fairly in all material respects the consolidated financial position and results of operations of the Company and the Subsidiaries at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented (except as disclosed in the Offering Memorandum). The other financial and statistical information and data included in the Offering Memorandum are accurately presented in all material respects and prepared on a basis consistent with the financial statements and the books and records of the Company and the Subsidiaries.

               (xlv) The pro forma financial statements (including the notes thereto) and the other pro forma financial information included in the Offering Memorandum (i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Exchange Act, (ii) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and (iii) have been properly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial data and other pro forma financial information included in the Offering Memorandum are reasonable in all material respects and the adjustments used therein are appropriate in all material respects to give effect to the transactions or circumstances referred to therein.

               (xlvi) None of the Company or the Guarantors is or, upon consummation of the transactions, will be (A) "insolvent" as that term is defined in Section 101(32) of the United States Bankruptcy Code (the "BANKRUPTCY CODE") (11 U.S.C. Section 101(32)), Section 2 of the Uniform Fraudulent Transfer Act ("UFTA") or Section 2 of the Uniform Fraudulent Conveyance Act ("UFCA"), (B) an entity with "unreasonably small capital" as that term is used in Section 548(a)(2)(ii) of the Bankruptcy Code or
     Section 5 of the UFCA, (C) engaged or about to engage in a business or transaction for which its remaining property is "unreasonably small" in relation to the business or transaction as that term is used in Section 4 of the UFTA or (D) unable to pay its debts as they mature or become due, within the meaning of Section 548(a)(2)(B)(iii) of the Bankruptcy Code,
     Section 4 of the UFTA and Section 6 of the UFCA. The Company and each of the Guarantors now owns and upon consumation of the transactions will own assets having a value of both "fair valuation" and at "present fair saleable value" greater than the amount required to pay its "debts" as such terms are used in Section 2 of the UFTA and Section 2 of the UFCA;

               (xlvii) Except as described in the section entitled "Plan of Distribution" in the Offering Memorandum, there are no contracts, agreements or understandings between the Company or any Subsidiary and any other person other than the Initial Purchasers that would give rise to a valid claim against, the Company, any Subsidiary or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Notes.

               (xlviii) The Indenture is in sufficient form for due qualification under the Trust Indenture Act;

               (xlix) The statistical and market-related data included in the Preliminary Offering Memorandum and the Offering Memorandum are based on or derived from sources that the Issuers believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources.

                   Each certificate or document signed by any officer of the Issuers and delivered to the Initial Purchasers or counsel for the Initial Purchasers pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by the Issuers to the Initial Purchasers as to the matters covered by such certificate or document. The Issuers acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 of this Agreement, counsel to the Issuers and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and the Issuers hereby consent to such reliance.

               (b) Each of the Initial Purchasers acknowledges that it is purchasing the Original Notes pursuant to a private sale exemption from registration under the Act, and that the Original Notes have not been registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Act. Each of the Initial Purchasers represents, warrants and covenants to the Issuers that:

               (i) (A) Neither it, nor any person acting on its behalf, has or will solicit offers for, or offer or sell, the Original Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act and (B) it has and will solicit offers for the Original Notes only from, and will offer and sell the Original Notes only to (1) persons whom such Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchaser that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in reliance on the exemption from the registration requirements of the Act pursuant to Rule 144A, or (2) persons other than U.S. persons outside the United States in reliance on the exemption from the registration requirements of the Act provided by Regulation S.

                   (ii) With respect to offers and sales outside the United States, such Initial Purchaser has offered the Original Notes and will offer and sell the Original Notes (1) as part of its distribution at any time and (2) otherwise until 40 days after the later of the commencement of the offering of the Original Notes and the Closing Date, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Act. Accordingly, neither such Initial Purchaser nor any persons acting on its behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Original Notes, and any such persons have complied and will comply with the offering restrictions requirements of Regulation S. Terms used in this
     Section 5(b)(ii) have the meanings given to them by Regulation S.

                   (iii) Each Initial Purchaser shall not initially offer or sell any Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which shall not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995. Each Initial Purchaser shall comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom. Each Initial Purchaser shall issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Notes only to a person of a kind described in
     Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemption) Order 1996 (as amended) or a person to whom the document may otherwise lawfully be issued or passed on.

               The Initial Purchasers understand that the Issuers and, for purposes of the opinions to be delivered to them pursuant to Section 8 hereof, counsel to the Issuers and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations, and the Initial Purchasers hereby consent to such reliance.

               6. INDEMNIFICATION. (a) Each of the Issuers, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of each Initial Purchaser and the agents, employees, officers and directors of any such controlling person from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation) (collectively, "LOSSES") to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Issuers will not be liable in any such case to the extent, but only to the extent, that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission relating to any Initial Purchaser made therein in reliance upon and in conformity with written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser expressly for use therein; PROVIDED, FURTHER, that such indemnity with respect to the Preliminary Offering Memorandum shall not inure to the benefit of the Initial Purchasers (or any persons controlling the Initial Purchasers) from whom the person asserting such loss, claim, damage or liability purchased the Notes which are the subject thereof if such person did not receive a copy of the Offering Memorandum (or the Offering Memorandum as amended or supplemented) at or prior to the confirmation of the sale of such Notes to such person (and the Offering Memorandum or any such amended or supplemented Offering Memorandum, as applicable, shall have been delivered by the Company to the Initial Purchasers a reasonable amount of time prior to the mailing or delivery, as applicable, of such confirmation) and any such untrue statement or omission or alleged untrue statement or omission of a material fact contained in such Preliminary Offering Memorandum was corrected in the Offering Memorandum (or the Offering Memorandum as amended or supplemented). This indemnity agreement will be in addition to any liability that each of the Company and the Guarantors may otherwise have, including, but not limited to, liability under this Agreement.

               (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless each Issuer, each person, if any, who controls any Issuer within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and each of their respective agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling person from and against any Losses to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission relating to such Initial Purchaser made therein in reliance upon and in conformity with information relating to such Initial Purchaser furnished in writing to the Company by or on behalf of the Initial Purchasers expressly for use therein. The Issuers and the Initial Purchasers acknowledge that the information set forth in Section 9 is the only information furnished in writing by the Initial Purchasers to the Issuers expressly for use in the Preliminary Offering Memorandum and Offering Memorandum.

               (c) Promptly after receipt by an indemnified party under subsection 6(a) or 6(b) above of notice of the commencement of any action, suit or proceeding (collectively, an "ACTION"), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of such action with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such action, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless
(i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the named parties to such action (including any impleaded parties) include such indemnified party and the indemnifying parties (or such indemnifying parties have assumed the defense of such action), and such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses of counsel shall be borne by the indemnifying parties. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent which consent may not be unreasonably withheld. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by paragraph (a) or (b) of this Section 6, then the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 45 days prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

               7. CONTRIBUTION. (a) In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 of this Agreement is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under Section 6 of this Agreement, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such aggregate Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Original Notes or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Issuers, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Original Notes (net of discounts and commissions but before deducting expenses) received by the Issuers are to (y) the total discounts and commissions received by the Initial Purchasers as set forth in this Agreement. The relative fault of the Issuers, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.

               (b) The Issuers and each Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall any Initial Purchaser be required to contribute any amount in excess of the amount by which the total discount and commissions applicable to the Original Notes pursuant to this Agreement exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation

(within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act and each director, officer, employee and agent of such Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls any Issuer within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each director, officer, employee and agent of such Issuer shall have the same rights to contribution such Issuer. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise, except to the extent that it has been prejudiced in any material respect by such failure; PROVIDED, HOWEVER, that no additional notice shall be required with respect to any action for which notice has been given under Section 6 for purposes of indemnification. Anything in this section to the contrary notwithstanding, no party shall be liable for contribution with respect to any action or claim settled without its written consent, PROVIDED, HOWEVER, that such written consent was not unreasonably withheld.

               8. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The obligations of the Initial Purchasers to purchase and pay for the Original Notes, as provided for in this Agreement, shall be subject to satisfaction of the following conditions prior to or concurrently with such purchase:

               (a) All of the representations and warranties of the Issuers contained in this Agreement shall be true and correct, or true and correct in all material respects where such representations and warranties are not qualified by materiality or Material Adverse Effect, on the date of this Agreement and, in each case after giving effect to the transactions contemplated hereby, on the Closing Date, except that if a representation and warranty is made as of a specific date, and such date is expressly referred to therein, such representation and warranty shall be true and correct (or true and correct in all material respects, as applicable) as of such date. The Issuers shall have performed or complied with all of the agreements and covenants contained in this Agreement and required to be performed or complied with by them at or prior to the Closing Date.

               (b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers on the date of this Agreement or at such later date as the Initial Purchasers may determine. No stop order suspending the qualification or exemption from qualification of the Original Notes in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

               (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency, body, or official that would, as of the Closing Date, prevent the issuance of the Original Notes or the consumation of the Exchange Offer; and, except as disclosed in the Offering Memorandum, no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Issuers, threatened against any Issuer before any court or arbitrator or any governmental body, agency or official that, if adversely determined, could reasonably be expected to have a Material Adverse Effect; and no stop order preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued. The Company shall not have amended or supplemented the Offering Memorandum unless the Initial Purchasers shall previously have been advised of such proposed amendment or supplement at least two business days prior to the proposed use, and shall not have reasonably objected to such amendment or supplement.

               (d) As of December 31, 2001, except as set forth in the Offering Memorandum, neither the Company nor any Subsidiary shall have had any material liabilities or obligations, direct or contingent, that were not set forth in the Company's consolidated balance sheet as of such date or in the notes thereto set forth in the Offering Memorandum. Since December 31, 2001, except as set forth or contemplated in the Offering Memorandum, (a) none of the Company, the Subsidiaries or Crossmann has (1) incurred any liabilities or obligations, direct or contingent, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (b) there shall not have been any event or development in respect of the business or condition (financial or other) of the Company, the Subsidiaries or Crossmann that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect,
     (c) there shall have been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock and (d) there shall not have been any incurrence of additional long term debt (or any modifications, amendments or waivers to or under any agreements relating to any long term debt) by the Company or any of the Subsidiaries, other than under any existing line of credit or revolving credit facility in the ordinary course of business.

               (e) The Initial Purchasers shall have received certificates, dated the Closing Date, signed by two authorized officers of each Issuer confirming, as of the Closing Date, to their knowledge, the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 8.

               (f) The Initial Purchasers shall have received on the Closing Date opinions dated the Closing Date, addressed to the Initial Purchasers, of Paul, Hastings, Janofsky & Walker LLP, counsel to the Issuers, substantially in the form of Exhibit A hereto in form and substance reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

               (g) The Initial Purchasers shall have received on the Closing Date opinions dated the Closing Date, addressed to the Initial Purchasers, of local counsel to Crossmann and its subsidiaries in the States of Indiana, Kentucky, Ohio, Tennessee, North Carolina and South Carolina in form and substance reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

               (h) The Initial Purchasers shall have received on the Closing Date an opinion (satisfactory in form and substance to the Initial Purchasers) dated the Closing Date of Cahill Gordon & Reindel, counsel to the Initial Purchasers.

               (i) The Initial Purchasers shall have received a "comfort letter" from Deloitte & Touche LLP, independent public accountants for the Company, dated the date of this Agreement, addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers. In addition, the Initial Purchasers shall have received a "bring-down comfort letter" from Deloitte & Touche LLP, dated as of the Closing Date, addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

               (j) The Issuers and the Trustee shall have executed and delivered the First Supplemental Indenture and the Initial Purchasers shall have received copies, conformed as executed, thereof.

               (k) The Issuers and the Initial Purchasers shall have executed and delivered the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

               (l) The Merger shall have been consummated, or shall be consummated substantially simultaneously with the offering of the Notes on the Closing Date, on the terms and conditions set forth in the Merger Agreement in the form previously delivered to the Initial Purchasers. The Merger Agreement shall be in full force and effect, and there shall have been no material amendments, alterations, modifications or waivers of any provision thereof since the date of this Agreement (unless consented to in writing by the Initial Purchasers).

               (m) All government authorizations required in connection with the issue and sale of the Notes as contemplated under this Agreement and the performance of the Issuers' obligations hereunder and under Indenture and the Notes shall be in full force and effect.

               (n) The Initial Purchasers shall have been furnished with wiring instructions for the application of the proceeds of the Original Notes in accordance with this Agreement and such other information as they may reasonably request.

               (o) Cahill Gordon & Reindel, counsel to the Initial Purchasers, shall have been furnished with such documents as they may reasonably request to enable them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions contained in this Agreement.

               (p) The Original Notes shall be eligible for trading in Portal upon issuance.

               (q) All agreements set forth in the representation letter of the Issuers to DTC relating to the approval of the Notes by DTC for "book-entry" transfer shall have been complied with.

               (r) All conditions to the Merger set forth in the Merger Agreement shall have been satisfied or waived with the prior written consent of the Initial Purchasers. The Certificate of Merger and Articles of Merger with respect to the Merger shall be in form and substance satisfactory to the Initial Purchaser and shall be filed with the Secretary of State of the State of Delaware and Secretary of State of the State of Indiana, respectively, substantially concurrently with the Closing.

               (s) All costs, fees and expenses (including, without limitation, legal fees and expenses) and other compensation payable to the Initial Purchasers and their affiliates in connection with the offering of the Original Notes, the commitment to provide the bridge loan facility and the Merger shall have been, or simultaneously with the issuance of the Original Notes shall be, paid.

               (t) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any Issuer's debt by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Act.

               (u) If there has been any amendment or supplement to the Offering Memorandum, the Initial Purchasers shall have been provided draft copies thereof at a reasonable time prior to the use thereof and the Initial Purchasers shall not have objected to any such amendment or supplement.

               (v) At the Closing Date, this Agreement shall be amended to cause each of the Crossmann entities listed on SCHEDULE I (the "Crossmann entities") to become parties hereto. Such amendment, substantially in form of Exhibit B hereto, shall be executed only by each of the Crossmann entities.

               The documents required to be delivered by this Section 8 will be delivered at the office of counsel for the Initial Purchasers on the Closing Date.

               9. INITIAL PURCHASERS' INFORMATION. The Issuers and the Initial Purchasers severally acknowledge that the statements with respect to the delivery of the Original Notes to the Initial Purchasers set forth in the first sentence of the fourth paragraph, the first sentence of the sixth paragraph and the seventh paragraph under the caption "Plan of Distribution" in the Preliminary Offering Memorandum and the Offering Memorandum constitute the only information furnished in writing by the Initial Purchasers expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

               10. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations and warranties, covenants and agreements contained in this Agreement, including the agreements contained in Sections 4(f) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers or any controlling person of the Initial Purchasers or by or on behalf of the Issuers or any controlling person thereof, and shall survive delivery of and payment for the Original Notes to and by the Initial Purchasers. The agreements contained in

Sections 4(f), 6, 7 and 11(d) shall survive the termination of this Agreement, including pursuant to Section 11.

               11. EFFECTIVE DATE OF AGREEMENT; TERMINATION. (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

               (b) The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from the Initial Purchasers, without liability (other than with respect to Sections 6 and 7) on the Initial Purchasers' part to the Issuers if, on or prior to such date, (i) the Issuers shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed under this Agreement when and as required, (ii) any other condition to the obligations of the Initial Purchasers under this Agreement to be fulfilled by the Issuers pursuant to Section 8 is not fulfilled when and as required and not waived in writing by the Initial Purchasers, (iii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, or minimum prices shall have been established thereon by the Commission, or by such exchange or other regulatory body or governmental authority having jurisdiction, (iv) a general banking moratorium shall have been declared by federal or New York authorities,
(v) there is an outbreak or escalation of hostilities or other national or international calamity, in any case involving the United States, on or after the date of this Agreement, or if there has been a declaration by the United States of a national emergency or war or other national or international calamity or crisis (economic, political, financial or otherwise) which affects the U.S. and international markets, making it, in the Initial Purchasers' reasonable judgment, impracticable to proceed with the offering or delivery of the Original Notes on the terms and in the manner contemplated in the Offering Memorandum or
(vi) there shall have been such a material adverse change or material disruption in the financial, banking or capital markets generally (including, without limitation, the markets for debt securities of companies similar to the Company) or the effect (or potential effect if the financial markets in the United States have not yet opened) of international conditions on the financial markets in the United States shall be such as, in the Initial Purchasers' reasonable judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Offering Memorandum.

               (c) Any notice of termination pursuant to this Section 11 shall be given at the address specified in Section 12 below by telephone, telex, telephonic facsimile or telegraph, confirmed in writing by letter.

               (d) If this Agreement shall be terminated pursuant to Section 11(b), or if the sale of the Notes provided for in this Agreement is not consummated because of any refusal, inability or failure on the part of the Issuers to satisfy any condition to the obligations of the Initial Purchasers set forth in this Agreement to be satisfied on its part or because of any refusal, inability or failure on the part of the Issuers to perform any agreement in this Agreement or comply with any provision of this Agreement, the Issuers will reimburse the Initial Purchasers for all of their reasonable out-of-pocket expenses (including, without limitation, the reasonable fees and expenses of the Initial Purchasers' counsel) incurred in connection with this Agreement.

               (e) If on the Closing Date any one or more of the Initial Purchasers fails or refuses to purchase the Original Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of the Original Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than 10% of the aggregate principal amount of the Original Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the principal amount of the Original Notes set forth opposite its name in Schedule III bears to the aggregate principal amount of the Original Notes which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Original Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of the Original Notes which any Initial Purchaser has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 11 by an amount in excess of one-ninth of such principal amount of the Original Notes without the written consent of such Initial Purchaser. If on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase the Original Notes and the aggregate principal amount of the Original Notes with respect to which such default occurs is more than 10% of the aggregate principal amount of the Original Notes to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Company for purchase of such Original Notes are not made within 24 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than five days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability to the Issuers or any Initial Purchasers who have not defaulted in respect of any default of any such Initial Purchaser under this Agreement.

               12. NOTICE. (a) All communications with respect to or under this Agreement, except as may be otherwise specifically provided in this Agreement, shall be in writing and, if sent to the Initial Purchasers, shall be mailed, delivered, or, telegraphed or telecopied and confirmed in writing to UBS Warburg LLC, 299 Park Avenue, New York, New York 10171 (telephone: (212) 821-3000, fax:
(212) 821-3285), Attention: Syndicate Department, with a copy to Cahill, Gordon & Reindel, 80 Pine Street, New York, NY 10005 (telephone: (212) 701-3000, fax:
(212) 269-5420), Attention: Daniel J. Zubkoff, Esq; and if sent to the Issuers, shall be mailed, delivered or, telegraphed or telecopied and confirmed in writing to Beazer Homes, USA, Inc., 5775 Peachtree Dunwoody Road, Suite B-200, Atlanta, Georgia 30342 (telephone: (404) 250-3420, fax: (404) 250-3575),
Attention: President, with a copy to Paul, Hastings, Janofsky & Walker, LLP, 399 Park Avenue, New York, NY 10022 (telephone: (212) 318-6000, fax: (212) 319-4090), Attention: William F. Schwitter, Esq.

               (b) All such notices and communications shall be deemed to have been duly given: (i) when delivered by hand, if personally delivered, (ii) five business days after being deposited in the mail, postage prepaid, if mailed;
(iii) when receipt acknowledged by telecopier machine, if telecopied; and (iv) and one business day after being timely delivered to a next-day air courier.

               13. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers, the Issuers and the controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Notes from the Initial Purchasers.

               14. CONSTRUCTION. This Agreement shall be construed in accordance with the internal laws of the State of New York (without giving effect to any provisions thereof relating to conflicts of law).

               15. CAPTIONS. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

               16. COUNTERPARTS. This Agreement may be executed in various counterparts each of which when taken together shall be deemed an original and shall constitute one and the same instrument.

               If the foregoing Purchase Agreement correctly sets forth the understanding among the Issuers and the Initial Purchasers, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Issuers and the Initial Purchasers.


                                   BEAZER HOMES USA, INC.


                                   By:  /s/ David S. Weiss
                                        ----------------------------------------
                                        Name:  David S. Weiss
                                        Title: Executive Vice President


                                   BEAZER HOMES CORP.


                                   By:  /s/ David S. Weiss
                                        ----------------------------------------
                                        Name:  David S. Weiss
                                        Title: Executive Vice President


                                   BEAZER/SQUIRES REALTY, INC.


                                   By:  /s/ David S. Weiss
                                        ----------------------------------------
                                        Name:  David S. Weiss
                                        Title: Executive Vice President


                                   BEAZER HOMES SALES ARIZONA INC.


                                   By:  /s/ David S. Weiss
                                        ----------------------------------------
                                        Name:  David S. Weiss
                                        Title: Executive Vice President


                                   BEAZER REALTY CORP.


                                   By:  /s/ David S. Weiss
                                        ----------------------------------------
                                        Name:  David S. Weiss
                                        Title: Executive Vice President


                                   BEAZER MORTGAGE CORPORATION

                                   By:  /s/ David S. Weiss
                                        ----------------------------------------
                                        Name:  David S. Weiss
                                        Title: Executive Vice President

                                   BEAZER HOMES HOLDINGS CORP.


                                   By:  /s/ David S. Weiss
                                        ----------------------------------------
                                        Name:  David S. Weiss
                                        Title: Executive Vice President


                                   BEAZER HOMES TEXAS HOLDINGS, INC.


                                   By:  /s/ David S. Weiss
                                        ----------------------------------------
                                        Name:  David S. Weiss
                                        Title: Executive Vice President


                                   BEAZER HOMES TEXAS, L.P.


                                   By:  /s/ David S. Weiss
                                        ----------------------------------------
                                        Name:  David S. Weiss
                                        Title: Executive Vice President of the
                                               General Partner, Beazer Homes
                                               Texas Holdings, Inc.


                                   APRIL CORPORATION


                                   By:  /s/ David S. Weiss
                                        ----------------------------------------
                                        Name:  David S. Weiss
                                        Title: Executive Vice President


                                   BEAZER SPE, LLC


                                   By:  /s/ David S. Weiss
                                        ----------------------------------------
                                        Name:  David S. Weiss
                                        Title: Executive Vice President of the
                                               Sole Member, Beazer Homes
                                               Holdings Corp.


                                   BEAZER HOMES INVESTMENT CORP.


                                   By:  /s/ David S. Weiss
                                        ----------------------------------------
                                        Name:  David S. Weiss
                                        Title: Executive Vice President

                                   BEAZER REALTY, INC.

                                   By:  /s/ David S. Weiss
                                        ----------------------------------------
                                        Name:  David S. Weiss
                                        Title: Executive Vice President


                                   BEAZER CLARKSBURG, LLC


                                   By:  /s/ David S. Weiss
                                        ----------------------------------------
                                        Name:  David S. Weiss
                                        Title: Executive Vice President of
                                               the Sole Managing Member, Beazer
                                               Homes Corp.


                                   HOMEBUILDERS TITLE SERVICES OF VIRGINIA, INC.


                                   By:  /s/ David S. Weiss
                                        ----------------------------------------
                                        Name:  David S. Weiss
                                        Title: Executive Vice President


                                   HOMEBUILDERS TITLE SERVICES, INC.


                                   By:  /s/ David S. Weiss
                                        ----------------------------------------
                                        Name:  David S. Weiss
                                        Title: Executive Vice President


                                   TEXAS LONE STAR TITLE, L.P.


                                   By:  /s/ David S. Weiss
                                        ----------------------------------------
                                        Name:  David S. Weiss
                                        Title: Executive Vice President of the
                                               General Partner, Beazer Homes
                                               Texas Holdings, Inc.

                                   UNIVERSAL SOLUTIONS INSURANCE AGENCY, INC.


                                   By:  /s/ David S. Weiss
                                        ----------------------------------------
                                        Name:  David S. Weiss
                                        Title: Executive Vice President

Confirmed and accepted as of
the date first above written:

UBS WARBURG LLC

By:  /s/ Adam L. Reeder
     ------------------------------------
     Name:  Adam L. Reeder
     Title: Managing Director

By:  /s/ Adam L. Reeder
     ------------------------------------
     Name:  Adam L. Reeder
     Title: Managing Director

BANC ONE CAPITAL MARKETS, INC.

By:  /s/ Thomas J. McGrath
     ------------------------------------
     Name:  Thomas J. McGrath
     Title: Managing Director

CREDIT SUISSE FIRST BOSTON CORPORATION

By:  /s/ Beth May
     ------------------------------------
     Name:  Beth May
     Title: Managing Director

SALOMON SMITH BARNEY INC.

By:  /s/ Marc E. Schneider
     ------------------------------------
     Name:  Marc Schneider
     Title: Director

BNP PARIBAS SECURITIES CORP.

By:  /s/ Christine M. Smith Howard
     ------------------------------------
     Name:  Christine M. Smith Howard
     Title: Authorized Signatory

COMERICA SECURITIES, INC.

By:  /s/ Michael J. Wilk
     ------------------------------------
     Name:  Michael J. Wilk
     Title: Managing Director

PNC CAPITAL MARKETS, INC.

By:  /s/ J. Scott Holmes
     ------------------------------------
     Name:  J. Scott Holmes
     Title:  Managing Director

SUNTRUST CAPITAL MARKETS, INC.

By:  /s/ Bill Herrell
     ------------------------------------
     Name:  Bill Herrell
     Title: Director

FIRST UNION SECURITIES, INC.

By:  /s/ David Haase
     ------------------------------------
     Name:  David Haase
     Title: Managing Director

                                                                      SCHEDULE I

GUARANTORS(1)

Beazer Homes Corp.
Beazer/Squires Realty, Inc.
Beazer Homes Sales Arizona Inc.
Beazer Realty Corp.
Beazer Mortgage Corporation
Beazer Homes Holdings Corp.
Beazer Homes Texas Holdings, Inc.
Beazer Homes Texas, L.P.
April Corporation
Beazer SPE, LLC
Beazer Homes Investment Corp.
Beazer Realty, Inc.
Beazer Clarksburg, LLC
Homebuilders Title Services of Virginia, Inc.
Homebuilders Title Services, Inc.
Texas Lone Star Title, L.P.
Universal Solutions Insurance Agency, Inc.

GUARANTORS ADDED AT THE CLOSING OF THE MERGER (CROSSMANN ENTITIES):

Builder's Link, Inc.
Crossmann Communities of North Carolina, Inc.
Crossmann Communities of Ohio, Inc.
Crossmann Communities of Tennessee, LLC
Crossmann Communities Partnership
Crossmann Investments, Inc.
Crossmann Management Inc.
Crossmann Mortgage Corp.
Crossmann Realty, Co.
Cutter Homes Ltd.
Deluxe Aviation, Inc.
Deluxe Homes of Lafayette, Inc.
Deluxe Homes of Ohio, Inc.
Merit Realty, Inc.
Paragon Title, LLC
Pinehurst Builders LLC
Trinity Homes LLC

----------
(1) The Guarantor are comprised of existing Subsidiary Guarantors and those Subsidiary Guarantors that will be added at the closing of the Merger.

Pinehurst Builders LLC
Trinity Homes LLC

                                                                     SCHEDULE II

                                                                                                      %
                                                                                                  OWNED BY
                                      JURISDICTION OF                                           THE COMPANY
                                     INCORPORATION OR                                           (DIRECTLY OR
              SUBSIDIARY                FORMATION                      STOCKHOLDERS              INDIRECTLY)
              ----------             -----------------                 ------------             -------------
EXISTING SUBSIDIARIES

Beazer Homes Corp.                       TN                      Beazer Homes Holding Corp.        100

Beazer/Squires Realty, Inc.              NC                      Beazer Homes Corp.                100

Beazer Homes Sales Arizona Inc.          DE                      Beazer Homes Holdings Corp.       100

Beazer Realty Corp.                      GA                      Beazer Homes Corp.                100

Beazer Mortgage Corporation              DE                      Beazer Homes USA, Inc.            100

Beazer Homes Holdings Corp.              DE                      Beazer Homes USA, Inc.            100

Beazer Homes Texas Holdings, Inc.        DE                      Beazer Homes Holdings Corp.       100

Beazer Homes Texas, L.P.                 DE                      Beazer Homes Corp.; Beazer        100
                                                                 Homes Texas Holdings, Inc.

April Corporation                        CO                      Beazer Homes Holdings Corp.       100

Beazer SPE, LLC                          GA                      Beazer Homes Holdings Corp.       100

Beazer Homes Investment Corp.            DE                      Beazer Homes USA, Inc.            100

Beazer Realty, Inc.                      NJ                      Beazer Homes Corp.                100

Beazer Clarksburg, LLC                   MD                      Beazer Homes Corp.                100

Homebuilders Title Services of           VA                      Beazer Homes USA, Inc.            100
Virginia, Inc.

Homebuilders Title Services, Inc.        DE                      Beazer Homes USA, Inc.            100

Texas Lone Star Title, L.P.              TX                      Beazer Homes Sales Arizona,       100
                                                                 Inc.; Beazer Homes Texas
                                                                 Holdings Inc.

Universal Solutions Insurance Agency,    DE                      Beazer Homes USA, Inc.            100
Inc.

United Home Insurance Corporation        VT                      Beazer Homes Corp.; Beazer        100
                                                                 Homes Holdings Corp.; Beazer
                                                                 Homes Texas Holdings, Inc.

Security Title Insurance Company, Inc.   VT                      Beazer Homes USA, Inc             100

Stone Ridge Co-Tenancy Venture                                   Beazer Homes Corp.; Centex        50
                                                                 Homes

Lansdowne Community Development, LLC     VA                      Beazer Homes Corp.; Centex        25
                                                                 Homes; WL Homes LLC, dba
                                                                 John Laing homes; Van Metre
                                                                 Lansdowne Investments, LLC

Buildnet, Inc.                                                   Beazer Homes USA, Inc.            (222,272 Series C
                                                                                                   Preferred Shares)

Homebuilders Financial Network, Inc.                             Beazer Homes USA, Inc.            ($2,437,500 note
                                                                                                   convertible to
                                                                                                   equity)

Builders Homesite, Inc.                  DE                      Beazer Homes Holdings Corp.       (Common 2,206,230
                                                                 (Cooperative Consortium           shares; Series A-2
                                                                 Among Builders)                   Preferred 1,691,410)

SUBSIDIARIES ACQUIRED IN THE MERGER

Builder's Link, Inc.                     OH                      Crossmann Communities of          100
                                                                 Ohio, Inc.

Crossmann Communities of North           NC                      Crossmann Communities, Inc.       100
Carolina, Inc.

Crossmann Communities of Ohio, Inc.      OH                      Crossmann Communities, Inc.       100

Crossmann Communities of Tennessee, LLC  TN                      Crossmann Communities, Inc.;      100
                                                                 Deluxe Homes of Lafayette, Inc.

Crossmann Communities                    IN                      Crossmann Communities, Inc.;      100
Partnership                                                      Deluxe Homes of Lafayette, Inc.

Crossmann-Habitat, LLC                   IN                      Crossmann Communities             70
                                                                 Partnership; Habitat for
                                                                 Humanity of Lafayette, Inc.

Crossmann Investments, Inc.              IN                      Crossmann Communities, Inc.       100

Crossmann Management Inc.                IN                      Crossmann Communities, Inc.       100

Crossmann Mortgage Corp.                 IN                      Crossmann Communities, Inc.       100

Crossmann Realty, Co.                    IN                      Crossmann Communities of          100
                                                                 Ohio, Inc.

Cutter Homes Ltd.                        KY                      Crossmann Communities, Inc.       100

Deluxe Aviation, Inc.                    IN                      Crossmann Communities, Inc.       100

Deluxe Homes of Lafayette, Inc.          IN                      Crossmann Communities, Inc.       100

Deluxe Homes of Ohio, Inc.               OH                      Crossmann Communities of          100
                                                                 Ohio, Inc.

Merit Realty of Tennessee, Inc.          TN                      Merit Realty, Inc.                100

Merit Realty, Inc.                       IN                      Crossmann Communities, Inc.       100

Paragon Title, LLC                       IN                      Crossmann Communities, Inc.;      100
                                                                 Deluxe Homes of Lafayette, Inc.

Pinehurst Builders LLC                   SC                      Crossmann Communities of          100
                                                                 North Carolina, Inc.

Meridan Structural Insurance, Risk                               Crossmann Communities, Inc.;      100
Retention Group, Inc.                                            Crossmann Communities
                                                                 Partnership; Crossmann
                                                                 Communities of Tennessee,
                                                                 LLC;  Crossmann Communities
                                                                 of Ohio, Inc.; Crossmann
                                                                 Communities of North
                                                                 Carolina, Inc.; Cutter Homes
                                                                 LTD; Trinity Homes LLC

Trinity Homes LLC                        IN                      Crossmann Communities, Inc.;      100
                                                                 Crossmann Communities
                                                                 Partnership

Crossmann Properties, LLC                IN                      Crossmann Investments, Inc.       19

WCD Associates, LLC                      IN                      Crossmann Communities             37.5
                                                                 Partnership

                                                                    SCHEDULE III

                                                                                    PRINCIPAL AMOUNT OF
INITIAL PURCHASER                                                                      ORIGINAL NOTES

UBS Warburg LLC                                                                         $175,000,000
Banc One Capital Markets, Inc.                                                            80,000,000
Credit Suisse First Boston Corporation                                                    35,000,000
Salomon Smith Barney Inc.                                                                 35,000,000
BNP Paribas Securities Corp.                                                               5,000,000
Comerica Securities, Inc.                                                                  5,000,000
PNC Capital Markets, Inc.                                                                  5,000,000
SunTrust Capital Markets, Inc.                                                             5,000,000
First Union Securities, Inc.                                                               5,000,000
       Total                                                                            $350,000,000

                                                                       EXHIBIT A


           FORM OF OPINION OF PAUL, HASTINGS, JANOFSKY & WALKER, LLP,
                         GENERAL COUNSEL FOR THE COMPANY

               The opinion of Paul, Hastings, Janofsky & Walker, LLP, counsel for the Company (capitalized terms not otherwise defined herein shall have the meanings provided in the Purchase Agreement, to which this is an Exhibit), to be delivered pursuant to Section 8(f) of the Purchase Agreement shall be to the effect that:

               (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Preliminary Offering Memorandum and the Offering Memorandum, to execute and deliver this Agreement and to issue, sell and deliver the Notes as herein contemplated;

               (ii) all of the issued and outstanding shares of capital stock of each of the Corporate Subsidiaries that is a Delaware or Georgia corporation have been duly authorized and validly issued and are fully paid and non-assessable and, to such counsel's knowledge based solely on such counsel's review of stock ledgers provided to such counsel, both the capital stock of the Corporate Subsidiaries and the partnership interests in the Partnership Subsidiary are owned by the Company or one or more of the Subsidiaries free and clear of any pledge, lien, encumbrance, security interest, preemptive rights or other claim; except as described in the Preliminary Offering Memorandum and the Offering Memorandum and, to the best knowledge of such counsel, there are no outstanding rights, subscriptions, warrants, calls, options or other agreements of any kind with respect to the capital stock or the partnership interests of the Company or the Subsidiaries;

               (iii) each of the Corporate Subsidiaries that is a Delaware or Georgia corporation or limited liability company has been duly incorporated or formed, as the case may be, and the Partnership Subsidiary has been duly formed, and is validly existing as a corporation, in the case of the Corporate Subsidiaries that are either a Delaware or Georgia corporation or limited liability company, or as a limited partnership, in the case of the Partnership Subsidiary, in good standing under the laws of its respective jurisdiction of incorporation or formation, as the case may be, with full corporate or partnership power, as the case may be, and authority to own its respective properties and conduct its respective business as described in the Preliminary Offering Memorandum and the Offering Memorandum and to execute and deliver the Indenture and the Guarantees;

               (iv) the Company and the Subsidiaries are duly qualified, and are in good standing, in each jurisdiction listed on a schedule to such opinion;

               (v) this Agreement has been duly authorized, executed and delivered by the Company and the Guarantors that are a Delaware corporation, Delaware limited liability company, Georgia corporation, Georgia limited liability company or Delaware limited partnership;

               (vi) the Indenture and the First Supplemental Indenture have been duly authorized, executed and delivered by each of the Company and each of the Guarantors that are a Delaware corporation, Delaware limited liability company, Georgia corporation, Georgia limited liability company or Delaware limited partnership, and, assuming due authorization, execution and delivery by the Trustee, are legal, valid and binding agreements of each of the Company and each of the Guarantors enforceable in accordance with their terms, except as enforcement may be limited by the Enforceability Exceptions;

               (vii) the Notes have been duly authorized by the Company and the Guarantees have been duly authorized by each of the Guarantors that are a Delaware corporation, Delaware limited liability company, Georgia corporation, Georgia limited liability company or Delaware limited partnership and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers, will be legal, valid and binding obligations of the Company and the Guarantees will constitute legal, valid and binding obligations of each Guarantor, in each case enforceable in accordance with their terms, except as enforcement may be limited by the Enforceability Exceptions;

               (viii) the Exchange Notes have been duly authorized by the Company and the Guarantees have been duly authorized by each of the Guarantors that are a Delaware corporation, Delaware limited liability company, Georgia corporation, Georgia limited liability company or Delaware limited partnership and, when executed and authenticated in accordance with the terms of the Indenture and issued in connection with the Exchange Offer, will be legal, valid and binding obligations of the Company and the Guarantees will constitute legal, valid and binding obligations of each Guarantor, in each case enforceable in accordance with their terms, except as enforcement may be limited by the Enforceability Exceptions;

               (ix) the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and the Guarantors that are a Delaware corporation, Delaware limited liability company, Georgia corporation, Georgia limited liability company or Delaware limited partnership and constitutes a legal, valid and binding obligation of the Company and the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except as enforcement may be limited by the Enforceability Exceptions;

               (x) the Company will not, upon consummation of the transactions contemplated by this Agreement, be an "investment company," or a "promoter" or "principal underwriter" for a "registered investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

               (xi) the Notes, the Exchange Notes, the Guarantees, the Indenture, the First Supplemental Indenture, and the Registration Rights Agreement conform in all material respects as to legal matters to the descriptions thereof contained in the Preliminary Offering Memorandum and the Offering Memorandum;

               (xii) no consent, approval, order of filing, authorization or order of any governmental authority is required for the issuance and sale by the Company of the Notes to the Initial Purchasers or the consummation by the Company of the transactions contemplated herein, except as such as may be required under states securities or "Blue Sky" laws, or the laws of any foreign jurisdiction, as to which such counsel need not express an opinion;

               (xiii) no registration under the Act is required in connection with the sale of the Original Notes to the Initial Purchasers as contemplated by this Agreement and the Offering Memorandum or in connection with the initial resale of the Original Notes by the Initial Purchasers in accordance with this Agreement, and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement), and the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement); and the Indenture is not required to be qualified under the Trust Indenture Act;

               (xiv) the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not conflict with, or result in a breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both, would constitute a breach of or default under), any provisions of (i) the charter or by-laws of the Company or any of the Subsidiaries, (ii) under any provisions of any license, indenture, lease, mortgage, deed of trust, bank loan, credit agreement or other agreement or instrument which is attached or incorporated by reference as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001 (except that such counsel expresses no opinion with respect to clause (ii) above as to any covenant, restriction or provision of any such agreement with respect to financial covenants, ratios or financial tests or any aspect of the financial condition or results of operations of the Company or any of its Subsidiaries), (iii) or result in any violation of, the Delaware General Corporation Law, the laws of the States of New York and Georgia or the Federal laws of the United States of America or (iv) to such counsel's knowledge, any judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator of the United States or the States of New York, Georgia or Delaware having jurisdiction over the Company or any of its Subsidiaries, or of Crossmann and its subsidiaries, which breach or default could reasonably be expected to have a Material Adverse Effect;

               (xv) to the best of such counsel's knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be summarized or described in the Offering Memorandum which have not been so summarized or described;

               (xvi) the Indenture is in sufficient form for due qualification under the Trust Indenture Act.

               (xvii) When the Certificate of Merger has been filed with the Secretary of State of the State of Delaware, the Merger will become effective in Delaware in accordance with Delaware General Corporation Law.

                    We have participated in the preparation of the Offering Memorandum. From time to time we have had discussions with officers, directors and employees of the Company and the Subsidiaries, the independent accountants who examined the consolidated financial statements of the Company and their subsidiaries included in the Offering Memorandum, and the Initial Purchasers at which the contents of the Offering Memorandum and related matters were discussed. We have not independently verified and are not passing upon, and do not assume responsibility for, the accuracy, completeness or fairness of the information contained in the Offering Memorandum. Based upon the participation and discussions described above, however, no facts have come to such counsel's attention that cause it to believe that the Offering Memorandum, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact, or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to and do not make any comment with respect to the financial statements and the notes thereto and the other financial, statistical and accounting data included in the Offering Memorandum).

         In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials and, as to matters of involving the application of the laws of any jurisdiction other than the state of Delaware or New York or the United States, to the extent satisfactory in form and scope to Cahill Gordon & Reindel, counsel to the Initial Purchasers.

                                                                       EXHIBIT B


                                     FORM OF
                      AMENDMENT NO. 1 TO PURCHASE AGREEMENT


                   This Amendment No.1 (the "Amendment") to the Purchase Agreement (the "Agreement") among Beazer Homes USA, Inc., a Delaware corporation (the "Company"), each of the Company's subsidiaries listed on Schedule I thereto (the "Guarantors") and UBS Warburg LLC, Banc One Capital Markets, Inc., Credit Suisse First Boston Corporation, Salomon Smith Barney Inc., BNP Paribas Securities Corp., SunTrust Capital Markets, Inc. and First Union Securities, Inc. (collectively, the "Initial Purchasers"), dated as of April 11, 2002, is made and entered into as of the 17th day of April, 2002 by and among the Company, the Guarantors and the Initial Purchasers. Capitalized terms used but otherwise not defined herein shall have the respective meanings ascribed to them in the Agreement.

                   WHEREAS, pursuant to Section 8(v) of the Agreement, the Agreement shall be amended at the Closing Date to cause each of the Crossmann entities (the "Crossmann entities") to become parties to the Agreement.

                   NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and in the Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

                   1. The Crossmann entities hereby agree to become parties to the Agreement and shall be considered Guarantors for purposes thereof;

                   2. On and after the date hereof, all references to the Agreement shall be deemed to refer to the Agreement, as amended hereby; and

                   3. Except as expressly modified hereby, the Agreement is hereby ratified and confirmed and shall remain in full force and effect.

                   4. IN WITNESS WHEREOF, the Crossmann entities have caused this Amendment to be duly executed as of the date first written above.

                                   BUILDER'S LINK, INC.
                                   CROSSMANN COMMUNITIES OF NORTH
                                    CAROLINA, INC.
                                   CROSSMANN COMMUNITIES OF OHIO, INC.
                                   CROSSMANN COMMUNITIES OF TENNESSEE, LLC
                                   CROSSMANN COMMUNITIES PARTNERSHIP
                                   CROSSMANN INVESTMENTS, INC.
                                   CROSSMANN MANAGEMENT INC.
                                   CROSSMANN MORTGAGE CORP.
                                   CROSSMANN REALTY, CO.
                                   CUTTER HOMES LTD.
                                   DELUXE AVIATION, INC.
                                   DELUXE HOMES OF LAFAYETTE, INC.
                                   DELUXE HOMES OF OHIO, INC.
                                   MERIT REALTY, INC.
                                   PARAGON TITLE, LLC
                                   PINEHURST BUILDERS LLC
                                   TRINITY HOMES LLC.,
                                   AS GUARANTORS

                                   By
                                     ------------------------------------
                                      Title:

                                      B-2